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                                                                  EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23849, 33-87988 and 33-87990) pertaining to the 1996
Non-Employee Directors' Stock Plan, the 1994 Employee Stock Purchase Plan and the 1993 Equity Incentive Plan of Pacific Crest Capital, Inc. of our report dated February 1, 1996, with respect to the 1995 consolidated statements of operations, shareholders' equity and cash flows of Pacific Crest Capital, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP
-----------------------------

Los Angeles, California
March 17, 1998


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